                                   BYLAWS OF
                           American Radio Empire, Inc.
                              a Nevada Corporation

 ARTICLE I. MEETINGS OF STOCKHOLDERS

                                 ANNUAL MEETING
        Section 1. The annual meeting of the stockholders of this corporation shall be held at the Nevada offices of the Corporation on December 9th, at 9:00 am each and every year, or at such other places and times as the directors shall from time to time determine. The purpose of this meeting shall be for the election of directors and such other business as may properly come before said meeting. Notice of the time, place an object of such meeting shall be given by publication thereof by serving personally or by mailing at least ten (10) days prior to such meeting, postage prepaid, a copy of such notice, addressed to each stockholder at his residence or place of business, as the same shall appear on the books of the corporation. No business other than that stated in such notice shall be transacted at such meeting without the unanimous consent of all the stockholders thereat, in person or by proxy.

                                SPECIAL MEETINGS
        Section 2. Special meetings of stockholders, other than those regulated by statute, may be called at any time by the president or by a majority of the directors. It shall also be the duty of the president to call such meetings whenever requested to do so by the holder or holders of the majority share of the capital stock of the corporation. A notice of every meeting stating the time, place and object thereof, shall be given by mailing, postage prepaid, at least ten (10) days before such meeting, a copy of such notice addressed to each stockholder at his post office address as the same appears on the books of the corporation.

                                     QUORUM
        Section 3. At all meetings of the stockholders, there shall be present, either in person or by proxy, stockholders owning FIFTY ONE PERCENT (51%) of the capital stock of the corporation in order to constitute a quorum. If a quorum is not present, the stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each stockholder at least ten
(10) days before such adjourned meeting but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

                                 VOTING CAPACITY
        Section 4. At all meetings of the stockholders, each stockholder shall be entitled to one vote for each share of stock in his own name on the books of the corporation, whether represented in person or by proxy. All proxies shall be in writing and signed.

                                ORDER OF BUSINESS
        Section 5. At all meetings of stockholders the following shall be the order of business so far as is practicable:

         1. Calling the roll
         2. Reading, correcting, and approving of the minutes of the previous meeting
         3. Reports of officers
         4. Reports of committees
         5. Unfinished business
         6. New business
         7. Election of directors
         8. Miscellaneous business

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 ARTICLE II. DIRECTORS
                                    ELECTION
        Section 1. The board of directors of this corporation, consisting of a least one (1) person, shall be elected for the term of one year at the annual meeting of stockholders, except as hereinafter otherwise provided for filling vacancies. The directors shall be chosen by a majority vote of the stockholders, voting either in person or by proxy, at such annual election.

                                    VACANCIES
        Section 2. Vacancies in the board of directors, occurring during the year, shall be filled for the unexpired term by a majority vote of the remaining directors at any special meeting called for that purpose, or at any regular meeting of the board.

                      DEATH OR RESIGNATION OF ENTIRE BOARD
        Section 3. In case the entire board of directors shall die or resign, any stockholder may call a special meeting in the same manner that the president may call such meetings, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

                              RULES AND REGULATIONS
        Section 4. The directors shall have the general control and management of the business and affairs of the company and shall exercise all the powers that may be exercised or performed by the corporation. The board of directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the corporation as they may deem proper, not inconsistent with the laws and statutes of the state of Nevada, the articles of incorporation, or these bylaws. Such management will be by majority vote of the board of directors with each director having an equal vote.

                                 TIME OF MEETING
        Section 5. The board of directors shall meet regularly at 11:00 am, on 12/9 of each and every year, at the office of the company at Reno, Nevada, or at such other places and times as the board of directors shall by resolution appoint. On the request of the president or any director, the secretary shall call a special meeting of the board. The secretary shall give each director at least ten (10)
days prior notice of such meeting. Special meetings may also be called by execution of the appropriate waiver of notice as contained in Article VI of these bylaws.

                                   RESOLUTIONS
        Section 6. A resolution, in writing, signed by all or a majority of the members of the board of directors, shall constitute action by the board of directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting and it shall be the duty of the secretary to record every such resolution in the Minute Book of the corporation under its proper date.

                                   COMMITTEES
        Section 7. All committees shall be appointed by the board of directors. The directors may, by majority resolution, designate one or more committees with a director or directors to manage the business or any aspect of the business and to have full powers.

ARTICLE III. OFFICERS

        Section 1. The officers of this corporation shall consist of a president, one or more vice-presidents, secretary, treasurer, resident agent and such other officers as shall be elected or appointed by the board of directors. The salaries of such officers shall be fixed by the board of directors and may be

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changed from time to time by a majority vote of the board. Each officer shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be reelected or reappointed for successive annual terms.
Additional officers elected or appointed by the board of directors shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the board of directors.

                             DUTIES OF THE PRESIDENT
        Section 2. The president shall preside at all meetings of the board of directors, and shall act as temporary chairman at, and call to order all meetings of the stockholders. The president shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the board of directors. The president shall have general management of the affairs of the corporation, subject to the board of directors, and shall perform all duties as are incidental to his office or are required of him by the board of directors.

                            DUTIES OF VICE-PRESIDENT
        Section 3. The vice-president shall, in the absence or incapacity of the president, perform the duties of the president and shall have such powers and such duties as may be assigned to him by the board of directors.

                             DUTIES OF THE SECRETARY
        Section 4. The secretary shall keep the minutes of the board of directors, and also the minutes of the meetings of stockholders he shall attend to the giving and serving of all notices of the company, shall have charge of the books and papers of the corporation and shall make such reports and perform such other duties as are incidental to his office and as the board of directors may direct.
The secretary shall be responsible that the corporation complies with Section
78.105 of the Nevada Corporation Laws by supplying to the Nevada resident agent or principal office in Nevada, any and all amendments to the corporation's
Articles of Incorporation and any and all amendments or changes to the bylaws of the corporation. Also in compliance with Section 78.105 of the same laws, he will also maintain and supply to the Nevada resident agent or principal office in Nevada, a current statement setting forth the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in the section is kept.

                             DUTIES OF THE TREASURER
        Section 5. The treasurer shall have the care and custody of all the funds and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the board of directors, making proper such vouchers for such disbursements and shall render to the board of directors or stockholders, as may be required of him, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall perform all other duties as are incidental to his office or as properly required of him by the board of directors.

                          DUTIES OF THE RESIDENT AGENT
        Section 6. The resident agent shall be in charge of the corporation's registered or principal office in the state of Nevada, upon whom process against the corporation may be served and shall perform all duties as required of him by statute.

ARTICLE IV. STOCK
        Section 1. Certificates of stock shall be in a form approved by the board of directors and shall be consecutively numbered. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered on the company's books. The president and secretary shall sign all certificates of stock issued by the corporation. All certificates of stock transferred by endorsement therein shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

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ARTICLE V. INDEMNIFICATION OF OFFICERS AND DIRECTORS
        Section 1. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under by-law, agreement, vote of stockholders or otherwise.

ARTICLE VI. WAIVER OF NOTICE
        Section 1. Whenever, under the provisions of these bylaws or of any of the corporate laws, the stockholders or directors are required to give notice or allow a lapse of time after such notice for authorization to hold a meeting, such meeting may be held without such notice and without such lapse of time by execution of the appropriate waiver of notice by a majority of the directors of the corporation.

ARTICLE VII. AMENDMENTS
        Section 1. These bylaws may be amended at any stockholders' meeting by a vote of the stockholders owning a majority of the stock, represented either in person or by proxy, provided the proposed amendment is included in the notice of such meeting. The board of directors may amend the bylaws or adopt additional bylaws, but shall not alter or repeal any bylaws adopted by the stockholders of the corporation. A copy of any amended bylaws shall be sent to each stockholder and to the resident agent within ten (10) days after the adoption of the same.

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